Exhibit 2

                                 ASSIGNMENT FORM
                                   [A Warrant]

     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Stock Units set forth below:


                                                                 No. of Stock
                    Name and Address of Assignee                     Units
               ING (U.S.) Investment Corporation                    257,679
                            135 East 57th Street
                             New York, NY  10022


and does hereby irrevocably constitute and appoint ING (U.S.) Investment Corporation Attorney to make such transfer on the books of ERLY Industries Inc., a California corporation, maintained for the purpose, with full power of substitution in the premises.

Dated:  August 2, 1996


                                           /s/ INTERNATIONALE NEDERLANDEN
                                           (U.S.) CAPITAL CORPORATION
                                           Internationale Nederlanden (U.S.)
                                           Capital Corporation
                                                    by:      Michael W. Adler
                                                    its:     Vice President



                                           /s/ GERLACH JACOBS
                                           Witness
                                                 by:      Gerlach Jacobs